EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report on Form 8-K/A (Amendment 1) of PEDEVCO Corp., of our report dated June 2, 2025, relating to the audit of the combined financial statements of North Peak Oil and Gas as of December 31, 2024 and 2023 and for the years then ended.

/s/ Whitley Penn LLP

Houston, Texas

December 23, 2025